UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2018

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code:  (502) 366-3452

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

Bank of America Loan Agreement

On November 9, 2018 (the “Closing Date”), Industrial Services of America, Inc. (the “Company”) and certain of its wholly-owned subsidiaries (collectively, the “Borrowers”) entered into a Loan and Security Agreement with Bank of America, N.A. (“BofA” and the “BofA Loan Agreement”) that provides for (i) a revolving line of credit in the aggregate principal amount of $10 million (subject to a borrowing base), which includes a $1.0 million letter of credit subline (the “Revolving Loan”), and (ii) a term loan in the amount of $2.5 million (the “Term Loan” and together with the Revolving Loan, the “Loans”).

The interest rate on the Revolving Loan is equal to LIBOR plus 2.25% to 2.75%.  The interest rate on the Term Loan is equal to LIBOR plus 2.75% to 3.25%. During a continuance of an Event of Default (as defined in the BofA Loan Agreement), the interest rate will increase by 2.0%.

Proceeds from the BofA Loan Agreement will be used to satisfy the Company’s existing credit facility with Midcap Business Credit, LLC (“MidCap”). In addition, proceeds from the Revolving Loan may be used to pay fees and transaction expenses associated with the Loans, to pay the Borrowers’ obligations to BofA, and for other lawful corporate purposes of the Borrowers, including working capital.

The Revolving Loan is due and payable in full on the Commitment Termination Date (as defined below), and the Borrowers may prepay the Revolving Loan without premium or penalty.  The Term Loan will be repaid by consecutive installments of $89,286 on the first day of each quarter, commencing on January 1, 2019.  On the Commitment Termination Date, all principal, interest, and other amounts with respect to the Term Loan will be due and payable in full.

The Company agreed to pay BofA certain fees in connection with the BofA Loan Agreement, including, without limitation: (i) unused credit line fees, due on the first day of each month and on the Commitment Termination Date, (ii) letter of credit facility fees, payable in monthly arrears on the first day of each month, (iii) a closing fee in the amount of $50,000, due on the Closing Date, and (iv) an administrative fee of $10,000 on the Closing Date and on each anniversary date thereof.  In addition, the Company agreed to pay all reasonable fees, costs, and expenses, incurred by BofA in the enforcement of the BofA Loan Agreement and related documents during the continuance of an Event of Default and all legal, accounting, appraisal, consulting, and other fees incurred by BofA in connection with the Loans.

Borrowings under the BofA Loan Agreement are secured by all property of each Borrower.  The Company’s obligations are also secured by mortgages upon real estate owned by certain wholly-owned subsidiaries of the Company.

On the Closing Date, BofA advanced the Borrowers $4,108,924 under the Revolving Loan and $2.5 million under the Term Loan.

The BofA Loan Agreement requires the Borrowers to comply with certain customary affirmative and negative covenants that, among other things, will restrict, subject to certain exceptions, the ability of the Borrowers to incur indebtedness, grant liens, make investments, engage in acquisitions, mergers or consolidations, and pay dividends and other restricted payments.  The BofA Loan Agreement also requires that the Borrowers maintain a certain fixed charge coverage ratio, calculated as of the last day of each month for the trailing twelve month period then ended.

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The BofA Loan Agreement contains customary Events of Default for facilities of a similar nature and size as the BofA Loan Agreement, including without limitation (i) the Borrowers’ failure to pay its obligations under the BofA Loan Agreement, (ii) inaccuracy of representations and warranties, (iii) any Borrower’s breach of a covenant, (iv) any breach or default of the Borrowers occurs under any hedging agreement or any other agreement to which it is a party, (v) the entry of any judgment against the Company or its subsidiaries which exceeds $250,000, (vi) the occurrence of any uninsured loss, theft, damage or destruction to any of the collateral if the amount not covered by insurance exceeds $250,000, or (vii) the occurrence of any event that would cause any material adverse change in the business or financial condition of the Borrowers.  If an Event of Default occurs, BofA may declare all amounts due to BofA immediately due and payable, terminate or recondition any commitment to lend under the BofA Loan Agreement or adjust the borrowing base, require the Company to cash collateralize all of its obligations, and exercise any other remedy afforded under any agreement, law, at equity, or otherwise.  In addition, if an Event of Default is triggered by any Borrower’s bankruptcy and insolvency proceedings, all Borrowers’ obligations to BofA will automatically become due and payable and all of the commitments under the BofA Loan Agreement will terminate.

The BofA Loan Agreement will terminate on the earlier of: (i) September 30, 2020, with an option to extend such date to September 30, 2023 upon certain conditions, (ii) the date on which the Borrowers terminate the Revolving Loan pursuant to the BofA Loan Agreement, or (iii) the date on which BofA terminates the Revolving Loan as a result of an Event of Default (the “Commitment Termination Date”).  The Company has the right to terminate the BofA Loan Agreement at any time with 30 days prior written notice.  Any notice of termination by the Borrowers will be irrevocable and the Borrowers will make full payment of all obligations on the Commitment Termination Date.

The foregoing description of the BofA Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the BofA Loan Agreement, a copy of which is attached as Exhibits 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Pledge Agreement; General Security Agreement; Guaranty Agreement; Mortgages

As security for the BofA Loan Agreement, (i) certain of the Company’s wholly-owned subsidiaries granted BofA a first priority security interest in substantially all of their assets pursuant to a General Security Agreement, (ii) the Company pledged to BofA all of its equity interests pursuant to a Pledge Agreement, (iii) certain of the Company’s subsidiaries guaranteed the Company’s obligations under the BofA Loan Agreement pursuant to a Guaranty Agreement, and (iv) certain of the Company’s wholly-owned subsidiaries granted BofA a lien on certain real estate property pursuant to certain Mortgages.

The foregoing descriptions of the Pledge Agreement, the General Security Agreement, the Guaranty Agreement, and the Mortgages do not purport to be complete and are qualified in their entirety by reference to the full text of the Pledge Agreement, the General Security Agreement, the Guaranty Agreement, and Mortgages, copies of which are filed as Exhibits 10.2, 10.3, 10.4, 10.5, and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As of November 9, 2018, in connection with entry into the BofA Loan Agreement as described in Item 1.01 above, the Company repaid in full the remaining balance of the Company’s revolving line of credit with MidCap. The Company paid to MidCap $106,804 in interest penalties as a result of such termination.  The material terms of the Loan and Security Agreement between the Company and Midcap dated as of February 29, 2016, subsequently amended, including the terms relating to the revolving line of credit, have been previously reported on Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 2, 2016 and June 7, 2018, and the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2017.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

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ITEM 2.02 rESULTS OF oPERATIONS AND FINANCIAL CONDITION.

On November 13, 2018, the Company issued a press release announcing its operating results for the quarter and nine months ended September 30, 2018.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 2.03  Creation of a Direct Financial Obligation OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

ITEM 7.01 REGULATION FD DISCLOSURE.

On November 13, 2018, the Company issued a press release announcing the BofA Loan Agreement and the related transactions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

Exhibit No.	Description

10.1	Loan and Security Agreement dated as of November 9, 2018 between the Company and certain of its wholly-owned subsidiaries and Bank of America, N.A.

10.2	General Security Agreement dated as of November 9, 2018 between certain of the Company’s wholly-owned subsidiaries and Bank of America, N.A.
.
10.3	Pledge Agreement dated as of November 9, 2018 made by the Company in favor of Bank of America, N.A

10.4	Guaranty Agreement dated as of November 9, 2018 made by certain of the Company’s wholly-owned subsidiaries in favor of Bank of America, N.A.

10.5	Mortgage, Assignment of Leases and Rent, Security Agreement and Fixture Filing dated as of November 9, 2018 made by 7200 Grade Lane LLC in favor of Bank of America, N.A.

10.6	Mortgage, Assignment of Leases and Rent, Security Agreement and Fixture Filing dated as of November 9, 2018 made by 7124 Grade Lane LLC in favor of Bank of America, N.A.

99.1	Press Release dated November 13, 2018.

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SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date:	November 13, 2018	By:	/s/ Todd Phillips
Todd Phillips
President, Chief Executive Officer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Loan and Security Agreement dated as of November 9, 2018 between the Company and certain of its wholly-owned subsidiaries and Bank of America, N.A.

10.2	General Security Agreement dated as of November 9, 2018 between certain of the Company’s wholly-owned subsidiaries and Bank of America, N.A.

10.3	Pledge Agreement dated as of November 9, 2018 made by the Company in favor of Bank of America, N.A

10.4	Guaranty Agreement dated as of November 9, 2018 made by certain of the Company’s wholly-owned subsidiaries in favor of Bank of America, N.A.

10.5	Mortgage, Assignment of Leases and Rent, Security Agreement and Fixture Filing dated as of November 9, 2018 made by 7200 Grade Lane LLC in favor of Bank of America, N.A.

10.6	Mortgage, Assignment of Leases and Rent, Security Agreement and Fixture Filing dated as of November 9, 2018 made by 7124 Grade Lane LLC in favor of Bank of America, N.A.

99.1	Press Release dated November 13, 2018.